FOR IMMEDIATE RELEASE For More Information:	]
Claire S. Bean, Chief Financial Officer & C.O.O. Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 6202 www.northeastbank.com
Northeast Bancorp Reports Fourth Quarter Results, Declares Dividend

Lewiston, ME (July 31, 2012) ‒ Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income of $1.0 million, or $0.14 per diluted common share, for the quarter ended June 30, 2012 and net income of $2.2 million, or $0.41 per diluted common share, for the fiscal year ended June 30, 2012.

During the quarter ended June 30, 2012, the Company raised $52.7 million through the sale of 6,875,917 shares of common stock.  Earnings per share for the quarter and fiscal year reflect weighted average shares issued and outstanding of 6,605,465 and 4,277,777, respectively.  At quarter end, the Company had 10,383,441 shares of common stock issued and outstanding.

The Board of Directors has declared a cash dividend of $0.09 per share, payable on August 27, 2012 to shareholders of record as of August 13, 2012.

Rick Wayne, Chief Executive Officer stated, “We are pleased with the results of the fourth quarter, which reflect the potential of the investment made in our Loan Acquisition and Servicing Group.  During the fourth quarter, we purchased loans totaling $41.9 million and generated returns, including transactional income from unscheduled loan payoffs and loan sales, of 24.1%.  Our residential lending division also had a strong quarter, producing a 73% increase in net gains realized on secondary market sales.”  Mr. Wayne continued, “With the additional $52.7 million in capital that we raised in the fourth fiscal quarter of 2012, we are positioned for further growth.”

Results for the three and twelve months ended June 30, 2012 include net income from discontinued operations of $10 thousand and $1.1 million, respectively.  As announced in the first quarter of fiscal year 2012, the assets of Northeast’s insurance agency division were acquired by local agencies in two separate transactions. The sale yielded a pre-tax gain of $1.6 million and increased the Company’s tangible capital by $8.4 million.

During the year ended June 30, 2012, the Company purchased commercial loans totaling $107.1 million, and grew the purchased loan portfolio on a net basis by $83.8 million.  The total return realized on this portfolio, including transactional income, was 24.1% for the quarter and 18.6% for the fiscal year ended June 30, 2012.  Transactional income includes accelerated discount accretion and fees realized on loan payoffs and gains on sales of purchased loans, and may vary significantly from quarter to quarter.

Quarterly results included the following items of significance:

1.
The Company’s net interest margin was 4.63% for the quarter ended June 30, 2012, compared to 3.44% for the prior quarter and 3.53% in the quarter ended June 30, 2011, an increase tied principally to the growth in the Company’s purchased loan portfolio noted above.  For the three months ended June 30, 2012, the yield on the purchased loan portfolio and the originated loan portfolio was 20.2% and 6.2%, respectively.  The following table summarizes interest income and related yields recognized on the Company’s purchased and originated loans.

	Interest Income and Yield on Loans
	Three Months Ended June 30, 2012			Year Ended June 30, 2012
	Average	Interest		Average	Interest
	Balance	Income	Yield	Balance	Income	Yield
	(Dollars in thousands)
Loans - originated	$285,294	$4,413	6.22%	$300,626	$18,355	6.11%
Loans - purchased	68,352	3,440	20.24%	39,022	6,379	16.35%
Total	$353,646	$7,853	8.93%	$339,648	$24,734	7.28%

The yield on purchased loans was increased by unscheduled loan payoffs during the period, which resulted in immediate recognition of the prepaid loans’ discount in interest income. The Company also realized $649 thousand of gains related to sales of purchased loans during the quarter ended June 30, 2012.  The following table details the “total return” on purchased loans, based on regularly scheduled interest and accretion, accelerated accretion, and other income recognized upon unscheduled loan payoffs or sales.

	Total Return on Purchased Loans
	Three Months Ended June 30, 2012		Year Ended June 30, 2012
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$1,580	9.30%	$3,762	9.64%
Transactional income:
Gains on loan sales	649	3.82%	868	2.22%
Accelerated accretion and fees recognized on loan payoffs	1,860	10.94%	2,617	6.71%
Total	$4,089	24.06%	$7,247	18.57%

(1) The total return on purchased loans represents interest and noninterest income recorded during the period divided by the average purchased loan balance, on an annualized basis.

2.
A net gain on the sale of residential mortgage loans in the secondary market of $701 thousand for the quarter ended June 30, 2012, an increase of $295 thousand, or 72.7%, compared to the quarter ended June 30, 2011.

3.
Increased noninterest expenses of $762 thousand for the quarter ended June 30, 2012 compared to the quarter ended June 30, 2011, principally resulting from increased staffing and infrastructure costs necessary to execute the Company’s loan purchasing strategy.

Total assets increased by $72.8 million, or 12.2%, to $669.2 million at June 30, 2012, compared to total assets of $596.4 million at June 30, 2011. The principal components of the change in the balance sheet were as follows:

1.
A $44.3 million, or 52.8%, increase in cash and equivalents, principally the result of $52.7 million received through the sale of 6.9 million shares of the Company’s common stock in May 2012.  At quarter end, the Company continues to maintain a level of balance sheet liquidity that is intended, in part, for future purchases of commercial real estate loans.

2.
Loan growth of $46.3 million, or 15.0%, principally due to net growth of $83.8 million in Company’s purchased loan portfolio, offset in part by amortization and payoffs from the originated loan portfolio of $37.5 million. In the quarter ended June 30, 2012, purchased loans grew by $27.6 million, consisting of purchases totaling $41.9 million offset by payoffs and sales totaling $14.3 million.

3.	An $8.6 million, or 65.8%, decrease in intangible assets, resulting primarily from the sale of insurance agency division assets.

4.
A $21.1 million, or 5.3%, increase in deposits raised through Northeast’s Community Banking division and its online affinity deposit platform, ableBanking.  The ableBanking pilot, which was launched in May 2012, had deposits totaling $2.8 million as of June 30, 2012, and $6.3 million as of July 30, 2012.

During the year ended June 30, 2012, nonperforming assets decreased by $950 thousand to $6.9 million or 1.0% of total assets, from $7.9 million, or 1.3%, of total assets at June 30, 2011, and loans past due 30 days or more as a percentage of total loans decreased to 2.0% at June 30, 2012 from 2.4% at June 30, 2011.

At June 30, 2012, the Company’s Tier 1 leverage ratio was 19.9%, an increase from 10.4% at June 30, 2011 and the total risk-based capital ratio was 33.4%, an increase from 19.0% at June 30, 2011.

About Northeast Bancorp
Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full service bank headquartered in Lewiston, Maine. Northeast Bank derives its income from a combination of traditional banking services as well as from its Loan Acquisition and Servicing Group, which purchases performing commercial loans for the Bank’s portfolio. ableBanking, a division of Northeast Bank, offers savings products to consumers online, through affinity partnerships with non-profit organizations. Northeast Bank operates ten full-service branches, four investment centers and three loan production offices that serve individuals and businesses located in western and south-central Maine and southern New Hampshire. Information regarding Northeast Bank can be found on its website at www.northeastbank.com.

On December 29, 2010, FHB Formation LLC (“FHB”) merged with and into Northeast, with Northeast as the surviving company. The Company applied the acquisition method of accounting, as described in Accounting Standards Codification 805, Business Combinations, to this transaction, which represents an acquisition by FHB of Northeast, with Northeast as the surviving company. As a result, the Company’s financial statements from the periods prior to the transaction date are not directly comparable to the financial statements for periods subsequent to the transaction date. To make this distinction, the Company has labeled balances and results of operations prior to the transaction date as “Predecessor Company” and balances and results of operations for periods subsequent to the transaction date as “Successor Company.” The lack of comparability arises from the assets and liabilities having new accounting bases as a result of recording them at their fair values as of the transaction date rather than at historical cost basis. To denote this lack of comparability, the Company has placed a heavy black line between the Successor Company and Predecessor Company columns in its consolidated financial statements and, where applicable, in this discussion.

Richard Wayne, Chief Executive Officer, and Claire Bean, Chief Financial Officer, of Northeast Bancorp, will host a conference call to discuss fourth quarter earnings at 11:00 a.m. Eastern Time on Wednesday, August 1, 2012.  Investors can access the call by dialing 877.878.2762 and entering the following passcode: 15850680. The call will be available via live webcast, which can be viewed by accessing the Company's website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, an online replay will be available online for one year at www.northeastbank.com .

Non-GAAP Financial Measure

In addition to results presented in accordance with generally accepted accounting principles ("GAAP"), this press release contains certain non-GAAP financial measures. Northeast's management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company's control. The Company's actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of a continuing deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers' ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; changes in the rules of participation for the Troubled Asset Relief Program Capital Purchase Program promulgated by the U.S. Department of the Treasury under the Emergency Economic Stabilization Act of 2008, which may be changed unilaterally and restrictively by legislative or regulatory actions; establishment of a consumer financial protection bureau with broad authority to implement new consumer protection regulations; the risk that we may not be successful in the implementation of our business strategy; the risk that intangibles recorded in the Company's financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company's Annual Report on Form 10-K and updated by the Company's Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and we do not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

IMPORTANT NOTE: Securities and Advisory Services offered through Commonwealth Financial Network, Member FINRA, SIPC, and a Registered Investment Adviser. Securities are not FDIC insured, not bank obligations or otherwise bank guaranteed and may lose value. Northeast Financial is located at 202 Rte. 1, Suite 206, Falmouth, ME 04105.

NBN-F

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except share and per share data)

	June 30, 2012	June 30, 2011
Assets
Cash and due from banks	$2,538	$3,227
Short-term investments	125,736	80,704
Total cash and cash equivalents	128,274	83,931

Available-for-sale securities, at fair value	133,264	148,962
Loans held for sale	9,882	5,176

Loans
Commercial real estate	180,734	117,761
Residential real estate	137,572	145,477
Construction	1,187	2,015
Commercial business	19,612	22,225
Consumer	17,149	22,435
Total loans	356,254	309,913
Less: Allowance for loan losses	824	437
Loans, net	355,430	309,476

Premises and equipment, net	9,205	8,271
Repossessed collateral, net	834	690
Accrued interest receivable	1,840	1,244
Federal Home Loan Bank stock, at cost	4,602	4,889
Federal Reserve Bank stock, at cost	871	871
Intangible assets, net	4,487	13,133
Bank owned life insurance	14,295	13,794
Other assets	6,212	5,956
Total assets	$669,196	$596,393

Liabilities and Stockholders' Equity
Liabilities
Deposits
Demand	$45,323	$48,215
Savings and interest checking	90,204	89,804
Money market	45,024	48,695
Time deposits	241,637	214,404
Total deposits	422,188	401,118

Federal Home Loan Bank advances	43,450	43,922
Structured repurchase agreements	66,183	68,008
Short-term borrowings	1,209	2,515
Junior subordinated debentures issued to affiliated trusts	8,106	7,957
Capital lease obligation	1,911	2,075
Other borrowings	-	2,229
Other liabilities	7,010	3,615
Total liabilities	550,057	531,439

Commitments and contingencies

Stockholders' equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; 4,227 shares issued and outstanding at June 30, 2012 and June 30,
2011; liquidation preference of $1,000 per share	4	4
Voting common stock, $1.00 par value, 13,500,000 shares authorized; 9,307,127
and 3,312,173 issued and outstanding at June 30, 2012 and June 30, 2011, respectively	9,307	3,312
Non-voting common stock, $1.00 par value, 1,500,000 shares authorized; 1,076,314
and 195,351 issued and outstanding at June 30, 2012 and June 30, 2011, respectively	1,076	195
Warrants to purchase common stock	406	406
Additional paid-in capital	96,080	49,700
Unearned restricted stock	(127)	(163)
Retained earnings	12,235	11,726
Accumulated other comprehensive income (loss)	158	(226)
Total stockholders' equity	119,139	64,954
Total liabilities and stockholders' equity	$669,196	$596,393

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except share and per share data)
	Successor Company (1)				Predecessor Company (2)
	Three Months Ended		Year Ended	184 Days Ended	181 Days Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011	December 28, 2010
Interest and dividend income:
Interest on loans	$7,853	$5,699	$24,734	$11,544	$11,210
Interest and dividends on available-for-sale securities	417	688	2,019	1,642	3,111
Dividends on regulatory stock	24	15	72	28	18
Other interest and dividend income	61	56	189	90	39
Total interest and dividend income	8,355	6,458	27,014	13,304	14,378

Interest expense:
Deposits	878	849	3,426	1,665	2,796
Federal Home Loan Bank advances	256	236	1,028	535	918
Structured repurchase agreements	247	240	991	512	1,392
Short-term borrowings	6	10	21	76	376
Junior subordinated debentures issued to affiliated trusts	195	185	751	365	340
Obligation under capital lease agreements	24	26	100	54	55
Total interest expense	1,606	1,546	6,317	3,207	5,877

Net interest and dividend income before provision for loan losses	6,749	4,912	20,697	10,097	8,501
Provision for loan losses	312	658	946	707	912
Net interest and dividend income after provision for loan losses	6,437	4,254	19,751	9,390	7,589

Noninterest income:
Fees for other services to customers	347	347	1,383	670	698
Net securities gains	-	1,153	1,111	1,200	17
Gain on sales of loans held for sale	701	406	2,761	945	1,867
Gain (loss) on sales of portfolio loans	649	80	1,071	(115)	-
Investment commissions	671	701	2,782	1,435	1,174
Bank-owned life insurance income	123	127	500	258	250
Bargain purchase gain	-	225	-	15,441	-
Other noninterest income (expense)	(27)	197	93	348	225
Total noninterest income	2,464	3,236	9,701	20,182	4,231

Noninterest expense:
Salaries and employee benefits	4,095	3,584	15,634	7,681	4,949
Occupancy and equipment expense	1,091	832	3,826	1,627	1,352
Professional fees	477	436	1,708	819	509
Data processing fees	265	260	1,088	543	521
Marketing expense	204	290	691	510	230
FDIC insurance premiums	118	94	482	269	346
Intangible asset amortization	262	357	1,197	663	-
Merger expense	-	7	-	3,189	94
Other noninterest expense	961	851	3,629	1,847	1,454
Total noninterest expense	7,473	6,711	28,255	17,148	9,455

Income from continuing operations before income tax expense (benefit)	1,428	779	1,197	12,424	2,365
Income tax expense (benefit)	390	148	181	(83)	698
Net income from continuing operations	$1,038	$631	$1,016	$12,507	$1,667

Discontinued operations:
Income (loss) from discontinued operations	$-	$(108)	$186	$68	$94
Gain on sale of discontinued operations	15	-	1,566	-	105
Income tax expense (benefit)	5	(39)	605	23	70
Net income (loss) from discontinued operations	10	(69)	1,147	45	129

Net income	$1,048	$562	$2,163	$12,552	$1,796

Net income available to common stockholders	$950	$464	$1,771	$12,355	$1,677

Weighted-average shares outstanding:
Basic	6,605,465	3,493,377	4,277,777	3,492,933	2,330,197
Diluted	6,607,171	3,522,845	4,291,352	3,548,164	2,354,385
Earnings per common share:
Basic:
Income from continuing operations	$0.14	$0.15	$0.15	$3.51	$0.66
Income (loss) from discontinued operations	-	(0.02)	0.26	0.01	0.06
Net income	$0.14	$0.13	$0.41	$3.52	$0.72
Diluted:
Income from continuing operations	$0.14	$0.15	$0.15	$3.46	$0.66
Income (loss) from discontinued operations	-	(0.02)	0.26	0.01	0.05
Net income	$0.14	$0.13	$0.41	$3.47	$0.71

(1) "Successor Company" means Northeast Bancorp and its subsidiary after the closing of the merger with FHB Formation LLC on December 29, 2010.
(2) "Predecessor Company" means Northeast Bancorp and its subsidiary prior to the closing of the merger with FHB Formation LLC on December 29, 2010.

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(Unaudited)
(Dollars in thousands)
	Three Months Ended June 30
	2012			2011
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities (1)	$135,306	$417	1.24%	$143,965	$688	1.92%
Loans (2) (3)	353,646	7,853	8.93%	317,034	5,699	7.21%
Regulatory stock	5,473	24	1.76%	5,616	15	1.07%
Short-term investments (4)	91,249	61	0.27%	91,655	56	0.25%
Total interest-earning assets	585,674	8,355	5.74%	558,270	6,458	4.64%
Cash and due from banks	2,858			3,043
Other non-interest earning assets	35,449			43,545
Total assets	$623,981			$604,858

Liabilities & Stockholders' Equity:
Interest-bearing liabilities:
NOW accounts	$55,638	$43	0.31%	$56,734	$78	0.55%
Money market accounts	44,928	45	0.40%	50,320	62	0.49%
Savings accounts	32,472	11	0.14%	33,898	32	0.38%
Time deposits	231,805	779	1.35%	216,772	677	1.25%
Total interest-bearing deposits	364,843	878	0.97%	357,724	849	0.95%
Short-term borrowings (5)	1,210	6	1.99%	3,460	9	1.04%
Borrowed funds	111,857	527	1.89%	114,212	503	1.77%
Junior subordinated debentures	8,085	195	9.70%	7,940	185	9.35%
Total interest-bearing liabilities	485,995	1,606	1.33%	483,336	1,546	1.28%

Interest-bearing liabilities of discontinued operations (6)	-			2,134

Non-interest bearing liabilities:
Demand deposits and escrow accounts	46,415			50,260
Other liabilities	2,605			3,724
Total liabilities	535,015			539,454
Stockholders' equity	88,966			65,404
Total liabilities and stockholders' equity	$623,981			$604,858

Net interest income		$6,749			$4,912

Interest rate spread			4.41%			3.36%
Net interest margin (7)			4.63%			3.53%

(1) Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.
(2) Includes loans held for sale.
(3) Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4) Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(5) Short term borrowings include securities sold under repurchase agreements and sweep accounts.
(6) The average balance of borrowings associated with discontinued operations has been excluded from interest expense, interest rate spread, and net interest margin.
(7) Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(Unaudited)
(Dollars in thousands)
	Successor Company (1)						Predecessor Company (2)
	Year Ended June 30, 2012			184 Days Ended June 30, 2011			181 Days Ended December 28, 2010
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities (3)	$138,708	$2,019	1.46%	$143,894	$1,642	2.32%	$161,894	$3,111	3.96%
Loans (4) (5)	339,648	24,734	7.28%	337,630	11,544	6.78%	385,286	11,210	5.87%
Regulatory stock	5,673	72	1.27%	5,550	28	1.00%	5,486	18	0.66%
Short-term investments (6)	76,217	189	0.25%	75,080	90	0.24%	39,212	39	0.20%
Total interest-earning assets	560,246	27,014	4.82%	562,154	13,304	4.71%	591,878	14,378	4.92%
Cash and due from banks	2,910			3,432			3,340
Other non-interest earning assets	36,803			43,668			34,724
Total assets	$599,959			$609,254			$629,942

Liabilities & Stockholders' Equity:
Interest-bearing liabilities:
NOW accounts	$55,218	$213	0.39%	$56,386	$160	0.56%	$53,780	$183	0.69%
Money market accounts	44,692	175	0.39%	52,238	135	0.51%	55,955	213	0.77%
Savings accounts	32,799	67	0.20%	34,799	67	0.38%	38,303	99	0.52%
Time deposits	223,782	2,971	1.33%	207,251	1,303	1.25%	196,318	2,301	2.36%
Total interest-bearing deposits	356,491	3,426	0.96%	350,674	1,665	0.94%	344,356	2,796	1.64%
Short-term borrowings (7)	1,075	21	1.95%	19,764	76	0.76%	53,873	376	1.41%
Borrowed funds	113,083	2,119	1.87%	115,798	1,101	1.89%	117,688	2,365	4.05%
Junior subordinated debentures	8,028	751	9.35%	7,921	365	9.14%	16,496	340	4.16%
Total interest-bearing liabilities	478,677	6,317	1.32%	494,157	3,207	1.29%	532,413	5,877	2.23%

Interest-bearing liabilities of discontinued operations (8)	-			2,134			2,462

Non-interest bearing liabilities:
Demand deposits and escrow accounts	45,933			43,761			37,941
Other liabilities	3,932			4,075			5,576
Total liabilities	528,542			544,127			578,392
Stockholders' equity	71,417			65,127			51,550
Total liabilities and stockholders' equity	$599,959			$609,254			$629,942

Net interest income		$20,697			$10,097			$8,501

Interest rate spread			3.50%			3.42%			2.69%
Net interest margin (9)			3.69%			3.58%			2.90%

(1) "Successor Company" means Northeast Bancorp and its subsidiary after the closing of the merger with FHB Formation LLC on December 29, 2010.
(2) "Predecessor Company" means Northeast Bancorp and its subsidiary prior to the closing of the merger with FHB Formation LLC on December 29, 2010.
(3) Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.
(4) Includes loans held for sale.
(5) Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(6) Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(7) Short term borrowings include securities sold under repurchase agreements and sweep accounts.
(8) The average balance of borrowings associated with discontinued operations has been excluded from interest expense, interest rate spread, and net interest margin.
(9) Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA
(Unaudited)
(Dollars in thousands, except share and per share data)
	Year Ended	Three Months Ended
	June 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Net interest income	$20,697	$6,749	$4,754	$4,916	$4,278
Provision for loan losses	946	312	100	134	400
Noninterest income	9,701	2,464	2,767	2,692	1,778
Noninterest expense	28,255	7,473	7,252	6,877	6,653
Net income from discontinued operations	1,147	10	14	0	1,123
Net income	2,163	1,048	168	418	529

Weighted average common shares outstanding:
Basic	4,277,777	6,605,465	3,494,498	3,494,498	3,494,498
Diluted	4,291,352	6,607,171	3,512,273	3,512,273	3,512,545
Earnings per common share:
Basic	$0.41	$0.14	$0.02	$0.09	$0.12
Diluted	0.41	0.14	0.02	0.09	0.12
Dividends per common share	0.36	0.09	0.09	0.09	0.09

Return on average assets	0.36%	0.68%	0.11%	0.28%	0.36%
Return on average equity	3.03%	4.74%	1.03%	2.52%	3.21%
Net interest rate spread (1)	3.50%	4.41%	3.26%	3.35%	2.91%
Net interest margin (2)	3.69%	4.63%	3.44%	3.53%	3.09%
Efficiency ratio (3)	92.95%	81.11%	96.42%	90.39%	109.91%
Noninterest expense to average total assets	4.71%	4.82%	4.91%	4.60%	4.49%
Average interest-earning assets to average interest-bearing liabilities	117.04%	120.51%	115.69%	116.59%	115.33%

Nonperforming loans:	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Originated portfolio:
Residential real estate	3,090	$3,067	$3,264	$2,733	$2,195
Commercial real estate	417	442	1,998	2,797	3,601
Construction	0	0	0	121	121
Home equity	220	255	182	205	205
Commercial business	1,008	1,108	1,119	1,224	559
Consumer	324	309	329	356	527
	5,059	5,181	6,892	7,436	7,208
Purchased portfolio:
Residential real estate	0	0	0	0	0
Commercial real estate	1,055	0	0	0	0
Commercial business	0	0	0	0	0
	1,055	0	0	0	0
Total nonperforming loans	6,114	5,181	6,892	7,436	7,208
Repossessed collateral	834	915	837	463	690
Total nonperforming assets	$6,948	$6,096	$7,729	$7,899	$7,898

Past due loans to total loans	1.95%	2.06%	2.29%	2.20%	2.41%
Nonperforming loans to total loans	1.72%	1.50%	1.99%	2.35%	2.33%
Nonperforming assets to total assets	1.04%	1.02%	1.30%	1.35%	1.32%
Allowance for loan losses to total loans	0.23%	0.22%	0.21%	0.22%	0.14%
Allowance for loan losses to nonperforming loans	13.48%	14.44%	10.69%	9.55%	6.06%

Commercial real estate loans to risk-based capital (4)	148.28%	238.25%	236.88%	194.08%	200.53%
Net loans to core deposits (5)	88.29%	88.65%	91.34%	84.75%	84.40%
Purchased loans to total loans, including held for sale	23.07%	16.16%	14.83%	3.90%	0.21%
Equity to total assets	17.83%	10.90%	11.08%	11.27%	10.89%
Tier 1 leverage capital ratio	19.91%	11.85%	11.86%	11.85%	10.35%
Total risk-based capital ratio	33.36%	19.49%	19.28%	21.02%	18.99%

Total stockholders' equity	$119,139	$64,870	$65,900	$66,188	$64,954
Less: Preferred stock	(4,227)	(4,227)	(4,227)	(4,227)	(4,227)
Common stockholders' equity	114,912	60,643	61,673	61,961	60,727
Less: Intangible assets	(4,487)	(4,749)	(5,012)	(5,348)	(13,133)
Tangible common stockholders' equity (non-GAAP)	$110,425	$55,894	$56,661	$56,613	$47,594

Common shares outstanding	10,383,441	3,507,524	3,507,524	3,507,524	3,507,524
Book value per common share	$11.07	$17.29	$17.58	$17.66	$17.33
Tangible book value per share (non-GAAP) (6)	$10.63	$15.94	$16.15	$16.14	$13.58

(1) The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(3) The efficiency ratio represents non-interest expense divided by the sum of net interest income (before the loan loss provision) plus non-interest income.
(4) For purposes of calculating this ratio, commercial real estate includes all those loans defined as such by regulatory guidance, including all land development and construction loans.
(5) Core deposits includes all non-maturity deposits and maturity deposits less than $250 thousand. Net loans includes loans held-for-sale.
(6) Tangible book value per share represents total stockholders' equity less the sum of preferred stock and intangible assets divided by common shares outstanding.